UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York		10601

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, Registrant and Fredric M. Zinn entered into an Executive Compensation and Non-Competition Agreement providing compensation and benefits in consideration for Mr. Zinn’s services as President and Chief Executive Officer of Registrant.  Mr. Zinn will receive the following compensation for the period 2012 through 2014 (the “Measurement Period”):

(A)           Annual base salary consisting of $590,000; plus

(B)           Deferred stock units (“DSUs”) representing shares equivalent in value to $150,000 (the “Incentive DSUs”), issuable at the end of each year; provided, however, that if the average annual return on invested capital (as defined, “ROIC”) for any year during the Measurement Period is less than 18%, Incentive DSUs issued for that year will be forfeited at the rate of 250 DSUs for each 0.1% that Registrant’s ROIC for that year is below 18%; plus

(C)           Performance-based incentive compensation consisting of the following:

(i)   $4,000 for each $0.01 that Registrant’s adjusted earnings per diluted share (“Adjusted EPS”) for each year during the Measurement Period exceed Registrant’s Adjusted EPS for the prior year; plus

(ii)   $4,000 for each $0.01 that Registrant’s Adjusted EPS for each year during the Measurement Period exceeds $1.53; plus

(iii)         $10,000, plus or minus, for each 1% that the increase or decrease in Registrant’s Adjusted EPS for each year during the Measurement Period is above or below 1.75 times the Index of Number of Industry Units Sold (as defined); provided, however, that the amount added or subtracted will not exceed 0.6% of Registrant’s pre-tax income for the subject year; provided further, however that in the event the aggregate performance-based incentive compensation set forth in this paragraph C exceeds $590,000, such excess will be paid 50% in cash and 50% in DSUs; plus

(D)           Upon expiration of the Measurement Period, Mr. Zinn will be entitled to receive 750 DSUs for each 0.1% that Registrant’s ROIC for the Measurement Period exceeds 18%; provided, however, that the total number of DSUs will not exceed 50,000 (the “ROIC Bonus”); plus,

(E)           During the Measurement Period, Mr. Zinn will be entitled to receive certain of the benefits and perquisites which he has previously received as President and Chief Executive Officer of Registrant, including 401(K) matching contribution, life insurance, disability insurance, and an automobile, the aggregate cost of which for the Measurement Period is estimated to be approximately $35,000 annually; plus

(F)           Long-term non-qualified stock options or other equity awards as the Compensation Committee determines.

(G)          In the event Mr. Zinn is terminated without Cause (as defined) during the Measurement Period, he will be entitled to receive base salary and benefits for a period of two years, and proportionate incentive compensation to the date of termination.

Item 9.01   Financial Statements and Exhibits.

Exhibits.

10 (iii) (A). Executive Compensation and Non-Competition Agreement between Registrant and Fredric M. Zinn, dated February 8, 2012.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer & Treasurer

Dated: February 8, 2012

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